Exhibit 4.6
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                 EXCHANGE CAPITAL SECURITIES GUARANTEE AGREEMENT


                           Southern Investments UK plc


                      Dated as of __________________, 1997


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                                TABLE OF CONTENTS
                                                                         Page



ARTICLE I
  SECTION 1.1  Definitions and Interpretation.................................2


ARTICLE II
  SECTION 2.1  Trust Indenture Act; Application...............................5
  SECTION 2.2  Lists of Holders of Securities.................................5
  SECTION 2.3  Reports by the Capital Securities Guarantee Trustee............6
  SECTION 2.4  Periodic Reports to Capital Securities Guarantee Trustee.......6
  SECTION 2.5  Evidence of Compliance with Conditions Precedent...............6
  SECTION 2.6  Events of Default; Waiver......................................6
  SECTION 2.7  Event of Default; Notice.......................................6
  SECTION 2.8  Conflicting Interests..........................................7


ARTICLE III
  SECTION 3.1  Powers and Duties of the Capital Securities Guarantee Trustee..7
  SECTION 3.2  Certain Rights of Capital Securities Guarantee Trustee.........9
  SECTION 3.3  Not Responsible for Recitals or Issuance of Capital...........11


ARTICLE IV
  SECTION 4.1  Capital Securities Guarantee Trustee; Eligibility.............11
  SECTION 4.2  Appointment, Removal and Registration of Capital Securities
               Guarantee Trustee.............................................12


ARTICLE V
  SECTION 5.1  Guarantee.....................................................13
  SECTION 5.2  Waiver of Notice and Demand...................................13
  SECTION 5.3  Obligations Not Affected......................................13
  SECTION 5.4  Rights of Holders.............................................14
  SECTION 5.5  Guarantee of Payment..........................................15
  SECTION 5.6  Subrogation...................................................15
  SECTION 5.7  Independent Obligations.......................................15


ARTICLE VI
  SECTION 6.1  Limitation of Transactions....................................15
  SECTION 6.2  Ranking.......................................................16


ARTICLE VII
  SECTION 7.1  Termination...................................................16
  SECTION 8.1  Exculpation...................................................17
  SECTION 8.2  Indemnification...............................................17


ARTICLE IX
  SECTION 9.1  Successors and Assigns........................................17
  SECTION 9.2  Amendment.....................................................18
  SECTION 9.3  Notices.......................................................18
  SECTION 9.4  Benefit.......................................................19
  SECTION 9.5  Governing Law.................................................19



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                 EXCHANGE CAPITAL SECURITIES GUARANTEE AGREEMENT


                  This EXCHANGE CAPITAL SECURITIES GUARANTEE AGREEMENT (the "Capital Securities Guarantee"), dated as of _________________, 1997, is executed and delivered by Southern Investments UK plc, a public limited liability company incorporated under the Companies Act 1985 in England and Wales (the "Guarantor"), and Bankers Trust Company, a New York banking corporation, as trustee (the "Capital Securities Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Capital Securities (as defined herein) of Southern Investments UK Capital Trust I, a Delaware statutory business trust (the "Trust").

                  WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the "Declaration"), dated as of January 29, 1997, among the trustees of the Trust, the Guarantor, as sponsor, and the holders from time to time of undivided beneficial interests in the assets of the Trust, the Trust is issuing on the date hereof 82,000 8.23% Exchange Subordinated Capital Income Securities, having an aggregate liquidation amount of $82,000,000 (collectively, the "Capital Securities").

                  WHEREAS, as incentive for the Holders to exchange their Original Capital Securities for the Capital Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Capital Securities Guarantee, to pay to the Holders the Guarantee Payments (as defined below). The Guarantor agrees to make certain other payments on the terms and conditions set forth herein.

                  WHEREAS, the Guarantor has executed and delivered a guarantee agreement with substantially identical terms to this Capital Securities Guarantee Agreement, for the benefit of the holders of the Original Capital Securities (as defined herein) (the "Original Capital Securities Guarantee") and a guarantee agreement (the "Common Securities Guarantee"), with substantially identical terms to this Capital Securities Guarantee, for the benefit of the holders of the Common Securities (as defined herein), except that if an Event of Default (as defined in the Declaration) has occurred and is continuing, the rights of holders of the Common Securities to receive guarantee payments under the Common Securities Guarantee are subordinated, to the extent and in the manner set forth in the Common Securities Guarantee, to the rights of holders of Capital Securities and the Original Capital Securities to receive Guarantee Payments under this Capital Securities Guarantee and the Original Capital Securities Guarantee, as the case may be.

                  NOW, THEREFORE, in consideration of the purchase by each Holder which purchase the Guarantor hereby acknowledges shall benefit the Guarantor, the Guarantor executes and delivers this Capital Securities Guarantee for the benefit of the Holders.


                                    ARTICLE I
                         DEFINITIONS AND INTERPRETATION

                  SECTION 1.1  Definitions and Interpretation

                  In this Capital Securities Guarantee, unless the context otherwise requires:

                  (a) capitalized terms used in this Capital Securities Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

                  (b) terms defined in the Declaration as at the date of execution of this Capital Securities Guarantee have the same meaning when used in this Capital Securities Guarantee unless otherwise defined in this Capital Securities Guarantee;

               (c) a term defined anywhere in this Capital Securities Guarantee has the same meaning throughout;

                  (d) all references to "the Capital Securities Guarantee" or "this Capital Securities Guarantee" are to this Capital Securities Guarantee as modified, supplemented or amended from time to time;

               (e) all references in this Capital Securities Guarantee to Articles and Sections are to Articles and Sections of this Capital Securities Guarantee, unless otherwise specified;

                  (f) a term defined in the Trust Indenture Act has the same meaning when used in this Capital Securities Guarantee, unless otherwise defined in this Capital Securities Guarantee or unless the context otherwise requires; and

               (g) a reference to the singular includes the plural and vice versa.

     "Affiliate" has the same meaning as given to that term in Rule 405 under the Securities Act of 1933, as amended, or any successor rule thereunder.

                  "Business Day" means any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York or London are authorized or required by law or executive order to close.

                  "Capital Securities Guarantee Trustee" means Bankers Trust Company, a New York banking corporation, until a Successor Capital Securities Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Capital Securities Guarantee and thereafter means each such Successor Capital Securities Guarantee Trustee.

                  "Common Securities" means the securities representing common undivided beneficial interests in the assets of the Trust.

                  "Corporate Trust Office" means the office of the Capital Securities Guarantee Trustee at which the corporate trust business of the Capital Securities Guarantee Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Capital Securities Guarantee is located at Four Albany Street, New York, New York 10006.

     "Covered   Person"  means  any  Holder  or  beneficial   owner  of  Capital
Securities.

                  "Debentures" means the series of subordinated debt securities of the Guarantor designated the 8.23% Exchange Subordinated Debentures due February 1, 2027 held by the Institutional Trustee (as defined in the Declaration) of the Trust.

                  "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Capital Securities Guarantee.

                  "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Capital Securities, to the extent not paid or made by or on behalf of the Trust: (i) any accrued and unpaid Distributions (as defined in the Declaration) that are required to be paid on such Capital Securities to the extent the Trust has funds on hand legally available therefor at such time, (ii) the redemption price, including all accrued and unpaid Distributions to the date of redemption (the "Redemption Price"), to the extent the Trust has funds on hand legally available therefor at such time, with respect to any Capital Securities called for redemption by the Trust, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Debentures to the Holders in exchange for Capital Securities or the redemption of all of the Capital Securities on maturity or upon redemption of the Debentures, as provided in the Declaration), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid Distributions on the Capital Securities to the date of payment, to the extent the Trust has funds on hand legally available therefor, and (b) the amount of assets of the Trust remaining available for distribution to Holders in liquidation of the Trust. If an Event of Default has occurred and is continuing, no guarantee payments under the Common Securities Guarantee with respect to the Common Securities shall be made until the Holders of Capital Securities shall be paid in full the Guarantee Payments to which they are entitled under this Capital Securities Guarantee.

                  "Holder" shall mean any holder, as registered on the books and records of the Trust, of any Capital Securities; provided, however, that, in determining whether the holders of the requisite percentage of Capital Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Affiliate of the Guarantor.

                  "Indemnified Person" means the Capital Securities Guarantee Trustee, any Affiliate of the Capital Securities Guarantee Trustee, or any officers, directors, and employees.

                  "Indenture" means the Indenture dated as of January 29, 1997, among the Guarantor, Bankers Trust Company, as Indenture Trustee, and Bankers Trust Luxembourg S.A., as paying agent and transfer agent pursuant to which the Debentures are to be issued to the Institutional Trustee of the Trust.

                  "Majority in liquidation amount of the Capital Securities" means, except as provided by the Trust Indenture Act, a vote by Holder(s) of Capital Securities, voting separately as a class, of more than 50% of the aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accumulated and unpaid Distributions to the date upon which the voting percentages are determined) of all Capital Securities.

                  "Officers' Certificate" means a certificate signed by any Director of the Guarantor and by any other Director of the Guarantor or the Treasurer, Secretary, Assistant Treasurer or Assistant Secretary or any other officer so authorized and delivered to the Capital Securities Guarantee Trustee. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Capital Securities Guarantee shall include:

               (a)  a  statement   that  each  officer   signing  the  Officers'
          Certificate has read the covenant or condition and the definitions relating thereto;

                  (b) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (c) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

                  "Original Capital Securities" means the $82,000,000 aggregate principal amount of 8.23% Subordinated Capital Income Securities (liquidation amount $1,000 per Capital Security) issued by the Trust on January 23, 1997.

                  "Person" means any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

                  "Responsible Officer", when used with respect to the Capital Securities Guarantee Trustee, means any officer within the Corporate Trust Office of the Capital Securities Guarantee Trustee, including any vice president, managing director, assistant treasurer, assistant vice president, assistant secretary or any other officer of the Capital Securities Guarantee Trustee, customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

                  "Successor Capital Securities Guarantee Trustee" means a successor Capital Securities Guarantee Trustee possessing the qualifications to act as Capital Securities Guarantee Trustee under Section 4.1.

     "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

                  "Trust Securities" means the Common Securities and the Original Capital Securities and the Capital Securities, collectively.


                                   ARTICLE II
                               TRUST INDENTURE ACT

                  SECTION 2.1  Trust Indenture Act; Application

                  (a) This Capital Securities Guarantee is subject to the provisions of the Trust Indenture Act that are required to be part of this Capital Securities Guarantee and shall, to the extent applicable, be governed by such provisions; and

                  (b) If and to the extent that any provision of this Capital Securities Guarantee limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

                  SECTION 2.2  Lists of Holders of Securities

                  (a) The Guarantor shall provide the Capital Securities Guarantee Trustee (unless the Capital Securities Guarantee Trustee is otherwise the registrar of the Capital Securities) with a list, in such form as the Capital Securities Guarantee Trustee may reasonably require, of the names and addresses of the Holders of the Capital Securities ("List of Holders") as of such date, (i) within one Business Day after June 1 and December 1 of each year, and (ii) at any other time within 30 days of receipt by the Guarantor of a written request for a List of Holders as of a date no more than 15 days before such List of Holders is given to the Capital Securities Guarantee Trustee, provided that the Guarantor shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Capital Securities Guarantee Trustee by the Guarantor. The Capital Securities Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

     (b) The Capital Securities Guarantee Trustee shall comply with its obligations under Sections 311(a), 311(b) and 312(b) of the Trust Indenture Act.

SECTION 2.3  Reports by the Capital Securities Guarantee Trustee

                  Within 60 days after December 15 of each year, commencing December 15, 1997, the Capital Securities Guarantee Trustee shall provide to the Holders such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Capital Securities Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

SECTION 2.4  Periodic Reports to Capital Securities Guarantee Trustee

                  The Guarantor shall provide to the Capital Securities Guarantee Trustee such documents, reports and information as required by Section 314 (if any) and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act. Delivery of such reports, information and documents to the Capital Securities Guarantee Trustee is for informational purposes only and the Capital Securities Guarantee Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Guarantor's compliance with any of its covenants hereunder (as to which the Capital Securities Guarantee Trustee is entitled to rely exclusively on Officers' Certificates).

                  SECTION 2.5  Evidence of Compliance with Conditions Precedent

                  The Guarantor shall provide to the Capital Securities Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Capital Securities Guarantee that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

                  SECTION 2.6  Events of Default; Waiver

                  The Holders of a Majority in liquidation amount of Capital Securities may, by vote, on behalf of the Holders of all of the Capital Securities, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Capital Securities Guarantee, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

                  SECTION 2.7  Event of Default; Notice

                  (a) The Capital Securities Guarantee Trustee shall, within 90 days after the occurrence of a default with respect to this Capital Securities Guarantee, mail by first class postage prepaid, to all Holders of the Capital Securities, notices of all defaults actually known to a Responsible Officer of the Capital Securities Guarantee Trustee, unless such defaults have been cured before the giving of such notice, provided that, except in the case of default in the payment of any Guarantee Payment, the Capital Securities Guarantee Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers of the Capital Securities Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the holders of the Capital Securities.

                  (b) The Capital Securities Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Capital Securities Guarantee Trustee shall have received written notice, or a Responsible Officer of the Capital Securities Guarantee Trustee charged with the administration of the Declaration shall have obtained actual knowledge, of such Event of Default.

                  SECTION 2.8  Conflicting Interests

                  The Declaration shall be deemed to be specifically described in this Capital Securities Guarantee for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.


                                   ARTICLE III
                          POWERS, DUTIES AND RIGHTS OF
                      CAPITAL SECURITIES GUARANTEE TRUSTEE

SECTION 3.1  Powers and Duties of the Capital Securities Guarantee Trustee

                  (a) This Capital Securities Guarantee shall be held by the Capital Securities Guarantee Trustee for the benefit of the Holders, and the Capital Securities Guarantee Trustee shall not transfer this Capital Securities Guarantee to any Person except a Holder exercising his or her rights pursuant to
Section 5.4(b) or to a Successor Capital Securities Guarantee Trustee on acceptance by such Successor Capital Securities Guarantee Trustee of its appointment to act as Successor Capital Securities Guarantee Trustee. The right, title and interest of the Capital Securities Guarantee Trustee shall automatically vest in any Successor Capital Securities Guarantee Trustee, and such vesting and succession of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Capital Securities Guarantee Trustee.

                  (b) If an Event of Default actually known to a Responsible Officer of the Capital Securities Guarantee Trustee has occurred and is continuing, the Capital Securities Guarantee Trustee shall enforce this Capital Securities Guarantee for the benefit of the Holders.

                  (c) The Capital Securities Guarantee Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Capital Securities Guarantee, and no implied covenants shall be read into this Capital Securities Guarantee against the Capital Securities Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6) and is actually known to a Responsible Officer of the Capital Securities Guarantee Trustee, the Capital Securities Guarantee Trustee shall exercise such of the rights and powers vested in it by this Capital Securities Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                  (d) No provision of this Capital Securities Guarantee shall be construed to relieve the Capital Securities Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                           (A) the duties and obligations of the Capital
                  Securities Guarantee Trustee shall be determined solely by the express provisions of this Capital Securities Guarantee, and the Capital Securities Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Capital Securities Guarantee, and no implied covenants or obligations shall be read into this Capital Securities Guarantee against the Capital Securities Guarantee Trustee; and

                           (B) in the absence of bad faith on the part of the
                  Capital Securities Guarantee Trustee, the Capital Securities Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Capital Securities Guarantee Trustee and conforming to the requirements of this Capital Securities Guarantee; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Capital Securities Guarantee Trustee, the Capital Securities Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Capital Securities Guarantee;

                  (ii) the Capital Securities Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Capital Securities Guarantee Trustee, unless it shall be proved that the Capital Securities Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

                  (iii) the Capital Securities Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a Majority in liquidation amount of the Capital Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Capital Securities Guarantee Trustee, or exercising any trust or power conferred upon the Capital Securities Guarantee Trustee under this Capital Securities Guarantee; and

                  (iv) no provision of this Capital Securities Guarantee shall require the Capital Securities Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Capital Securities Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Capital Securities Guarantee or indemnity, reasonably satisfactory to the Capital Securities Guarantee Trustee, against such risk or liability is not reasonably assured to it.

SECTION 3.2  Certain Rights of Capital Securities Guarantee Trustee

                  (a)      Subject to the provisions of Section 3.1:

                  (i) The Capital Securities Guarantee Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                  (ii) Any direction or act of the Guarantor contemplated by this Capital Securities Guarantee may be sufficiently evidenced by an Officers' Certificate.

                  (iii) Whenever, in the administration of this Capital Securities Guarantee, the Capital Securities Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Capital Securities Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor.

                  (iv) The Capital Securities Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (or any rerecording, refiling or reregistration thereof).

                  (v) The Capital Securities Guarantee Trustee may consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees. The Capital Securities Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Capital Securities Guarantee from any court of competent jurisdiction.

                  (vi) The Capital Securities Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Capital Securities Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Capital Securities Guarantee Trustee such security and indemnity, reasonably satisfactory to the Capital Securities Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses and the expenses of the Capital Securities Guarantee Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Capital Securities Guarantee Trustee; provided that, nothing contained in this Section 3.2(a)(vi) shall be taken to relieve the Capital Securities Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Capital Securities Guarantee.

                  (vii) The Capital Securities Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Capital Securities Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

                  (viii) The Capital Securities Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys, and the Capital Securities Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

                  (ix) Any action taken by the Capital Securities Guarantee Trustee or its agents hereunder shall bind the Holders, and the signature of the Capital Securities Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Capital Securities Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Capital Securities Guarantee, both of which shall be conclusively evidenced by the Capital Securities Guarantee Trustee's or its agent's taking such action.

                  (x) Whenever in the administration of this Capital Securities Guarantee the Capital Securities Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Capital Securities Guarantee Trustee (i) may request instructions from the Holders of a Majority in liquidation amount of the Capital Securities, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in conclusively relying on or acting in accordance with such instructions.

                  (xi) The Capital Securities Guarantee Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith, without negligence, and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Capital Securities Guarantee.

                  (b) No provision of this Capital Securities Guarantee shall be deemed to impose any duty or obligation on the Capital Securities Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Capital Securities Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Capital Securities Guarantee Trustee shall be construed to be a duty.

SECTION 3.3  Not Responsible for Recitals or Issuance of Capital
             Securities Guarantee

                  The recitals contained in this Capital Securities Guarantee shall be taken as the statements of the Guarantor, and the Capital Securities Guarantee Trustee does not assume any responsibility for their correctness. The Capital Securities Guarantee Trustee makes no representation as to the validity or sufficiency of this Capital Securities Guarantee.



                                   ARTICLE IV
                      CAPITAL SECURITIES GUARANTEE TRUSTEE

SECTION 4.1  Capital Securities Guarantee Trustee; Eligibility

               (a) There shall at all times be a Capital Securities Guarantee Trustee which shall:

                  (i)      not be an Affiliate of the Guarantor; and

                  (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least U.S.$50,000,000 and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.1(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

                  (b) If at any time the Capital Securities Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Capital Securities Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

                  (c) If the Capital Securities Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Capital Securities Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

SECTION 4.2 Appointment, Removal and Registration of Capital Securities Guarantee Trustee

                  (a) Subject to Section 4.2(b), the Capital Securities Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor except during an Event of Default.

                  (b) The Capital Securities Guarantee Trustee shall not be removed in accordance with Section 4.2(a) until a Successor Capital Securities Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Capital Securities Guarantee Trustee and delivered to the Guarantor.

                  (c) The Capital Securities Guarantee Trustee shall hold office until a Successor Capital Securities Guarantee Trustee shall have been appointed or until its removal or resignation. The Capital Securities Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Capital Securities Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Capital Securities Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Capital Securities Guarantee Trustee and delivered to the Guarantor and the resigning Capital Securities Guarantee Trustee.

                  (d) If no Successor Capital Securities Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery of an instrument of removal or resignation, the Capital Securities Guarantee Trustee resigning or being removed may petition any court of competent jurisdiction for appointment of a Successor Capital Securities Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Capital Securities Guarantee Trustee.

                  (e) No Capital Securities Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Capital Securities Guarantee Trustee.

                  (f) Upon termination of this Capital Securities Guarantee or removal or resignation of the Capital Securities Guarantee Trustee pursuant to this Section 4.2, the Guarantor shall pay to the Capital Securities Guarantee Trustee all amounts due to the Capital Securities Guarantee Trustee pursuant to the terms hereof accrued to the date of such termination, removal or resignation.


                                    ARTICLE V
                                    GUARANTEE

                  SECTION 5.1  Guarantee

                  The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by or on behalf of the Trust), as and when due, to the extent not paid by the Trust, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by paying the required amount to the Trust and causing the Trust to pay such amounts to the Holders.

                  SECTION 5.2  Waiver of Notice and Demand

                  The Guarantor hereby waives notice of acceptance of this Capital Securities Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Trust or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

                  SECTION 5.3  Obligations Not Affected

                  The obligations, covenants, agreements and duties of the Guarantor under this Capital Securities Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

                  (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Trust of any express or implied agreement, covenant, term or condition relating to the Capital Securities to be performed or observed by the Trust;

                  (b) the extension of time for the payment by the Trust of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Capital Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Capital Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Debentures permitted by the Indenture);

                  (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Capital Securities, or any action on the part of the Trust granting indulgence or extension of any kind;

                  (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Trust or any of the assets of the Trust;

               (e) any invalidity of, or defect or deficiency in, the Capital Securities;

               (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

                  (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantor with respect to the Guarantee Payments shall be absolute and unconditional under any and all circumstances.

     There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

                  SECTION 5.4  Rights of Holders

                  (a) The Holders of a Majority in liquidation amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Capital Securities Guarantee Trustee in respect of this Capital Securities Guarantee or exercising any trust or power conferred upon the Capital Securities Guarantee Trustee under this Capital Securities Guarantee.

                  (b) If the Capital Securities Guarantee Trustee fails to enforce such Capital Securities Guarantee, any Holder may institute a legal proceeding directly against the Guarantor to enforce the Capital Securities Guarantee Trustee's rights under this Capital Securities Guarantee, without first instituting a legal proceeding against the Trust, the Capital Securities Guarantee Trustee or any other person or entity. The Guarantor waives any right or remedy to require that any action be brought first against the Trust or any other person or entity before proceeding directly against the Guarantor.

                  SECTION 5.5  Guarantee of Payment

                  This Capital Securities Guarantee creates a guarantee of payment and not of collection.

                  SECTION 5.6  Subrogation

                  The Guarantor shall be subrogated to all (if any) rights of the Holders against the Trust in respect of any amounts paid to such Holders by the Guarantor under this Capital Securities Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Capital Securities Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Capital Securities Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

                  SECTION 5.7  Independent Obligations

                  The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Trust with respect to the Capital Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Capital Securities Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (h), inclusive, of Section 5.3 hereof.


                                   ARTICLE VI
                    LIMITATION OF TRANSACTIONS; SUBORDINATION

                  SECTION 6.1  Limitation of Transactions

                  So long as any Capital Securities remain outstanding, the Guarantor shall not (a) declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of the Guarantor's capital stock except for dividends, payments or distributions payable in shares of the Guarantor's capital stock, reclassifications of its capital stock and conversions or exchanges of capital stock of one class or series for capital stock of another class or series and except for a redemption, purchase or other acquisition of shares of or its capital stock made for the purpose of an employee incentive plan or benefit plan or other similar arrangement of the Guarantor or any of its subsidiaries or (b) make any payment of interest, principal of or premium, if any, on, or repay, repurchase or redeem any debt securities issued by the Guarantor that rank pari passu with or junior in right of payment to the Debentures (except by conversion into or exchange for shares of its capital stock) or (c) make any guarantee payments with respect to the foregoing, if at such time (i) the Guarantor shall be in default with respect to its Guarantee Payments or other payment obligations under this Capital Securities Guarantee Agreement; (ii) there shall have occurred and be continuing an event of default under the Indenture; or (iii) the Guarantor shall have given notice of its election of the exercise of its right to extend the interest payment period pursuant to Section 313 of the Indenture and any such period, or any extension thereof, shall be continuing.

                  So long as any Capital Securities remain outstanding, the Guarantor (i) will remain the sole direct or indirect owner of all of the outstanding Common Securities and shall not cause or permit the Common Securities to be transferred except to the extent permitted by the Declaration; provided, that any permitted successor of the Guarantor under the Indenture may succeed to the Guarantor's ownership of the Common Securities, and (ii) will not take any action which will cause the Trust to cease to be treated as a grantor trust for United States federal income tax purposes except in connection with a distribution of Debentures.

                  SECTION 6.2  Ranking

                  This Capital Securities Guarantee will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to all other liabilities of the Guarantor, including the Debentures, except liabilities made pari passu or subordinate by their terms, and (ii) senior to all capital stock now or hereafter issued by the Guarantor, and to any guarantee now or hereafter entered into by the Guarantor in respect of any of its capital stock.

                                   ARTICLE VII
                                   TERMINATION

                  SECTION 7.1  Termination

                  This Capital Securities Guarantee shall terminate and be of no further force and effect (i) upon full payment of the Redemption Price (as defined in the Declaration) of all Capital Securities, or (ii) upon distribution of the Debentures to the Holders in exchange for all of the outstanding Capital Securities, or (iii) upon full payment of the amounts payable upon liquidation of the Trust. Notwithstanding the foregoing, this Capital Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid with respect to the Capital Securities or this Capital Securities Guarantee.


                                  ARTICLE VIII
                                 INDEMNIFICATION

                  SECTION 8.1  Exculpation

                  (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Capital Securities Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Capital Securities Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

                  (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders might properly be paid.

                  SECTION 8.2  Indemnification

                  The Guarantor agrees to indemnify each Indemnified Person for, and to hold each Indemnified Person harmless against, any and all loss, liability, damage, claim or expense incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this Section 8.2 shall survive the termination of this Capital Securities Guarantee.


                                   ARTICLE IX
                                  MISCELLANEOUS

                  SECTION 9.1  Successors and Assigns

                  All guarantees and agreements contained in this Capital Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders then outstanding. Except in connection with a consolidation, merger, conveyance, transfer, lease or sale involving the Guarantor that is permitted under the Indenture, the Guarantor may not assign its obligations under this Capital Securities Guarantee.

                  SECTION 9.2  Amendments

                  Except with respect to any changes that do not adversely affect the rights of Holders (in which case no consent of Holders will be required), this Capital Securities Guarantee may only be amended with the prior approval of the Holders of a Majority in liquidation amount of the Capital Securities (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined). The provisions of Article 12 of the Declaration with respect to meetings of Holders of the Securities apply to the giving of such approval.

                  SECTION 9.3  Notices

                  All notices provided for in this Capital Securities Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first class mail, as follows:

                  (a) If given to the Trust, in care of the Regular Trustees at the mailing addresses set forth below (or such other address as the Trust may give notice of to the Holders):

          Southern Investments UK Capital Trust I
          c/o Southern Investments UK plc
          800 Park Avenue
          Aztec West
          Almondsbury, Bristol BS12 4SE
          England
          Attention:       Charl Oosthuizen
          Telecopy:        011-44-1454-452-361

          and

          Southern Investments UK Capital Trust I
          c/o Southern Company Services, Inc.
          64 Perimeter Center East
          Atlanta, GA  30346-6401
          Attention:       Wayne Boston or Richard Childs, Regular Trustees
          Telecopy:        770-821-2894

                  (b) If given to the Capital Securities Guarantee Trustee, at the Capital Securities Guarantee Trustee's mailing address set forth below (or such other address as the Capital Securities Guarantee Trustee may give notice of to the Holders):

                           Bankers Trust Company
                           Four Albany Street
                           New York, New York  10006
                           Attention:       Corporate Trust and Agency Group
                                            Manager Public Utilities Group
                           Telecopy:        212-250-6725

                  (c) If given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders of the Capital Securities):

                           Southern Investments UK plc
                           800 Park Avenue
                           Aztec West
                           Almondsbury, Bristol  BS12 4SE
                           England
                           Attention:
                           Telecopy:

     (d) If given to any Holder, at the address set forth on the books and records of the Trust.

                  All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

                  SECTION 9.4  Benefit

                  This Capital Securities Guarantee is solely for the benefit of the Holders of the Capital Securities and, subject to Section 3.1(a), is not separately transferable from the Capital Securities.

                  SECTION 9.5  Governing Law

                  THIS CAPITAL SECURITIES GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

                  THIS CAPITAL SECURITIES GUARANTEE is executed as of the day and year first above written.

                              SOUTHERN INVESTMENTS UK plc,
                              as Guarantor



                              By:
                              Name:
                              Title:


                              BANKERS TRUST COMPANY, as
                              Capital  Securities Guarantee Trustee


                              By:
                              Name:
                              Title: